                                                                    EXHIBIT 21.1

                                                                     PAGE 1 OF 2

                  APACHE CORPORATION - LISTING OF SUBSIDIARIES
                             AS OF FEBRUARY 28, 2003


EXACT NAME OF SUBSIDIARY AND NAME                                      JURISDICTION OF
UNDER WHICH SUBSIDIARY DOES BUSINESS                                   INCORPORATION OR ORGANIZATION
------------------------------------                                   ------------------------------
Apache Corporation (New Jersey)                                        New Jersey
Apache Aviation, Inc.                                                  Delaware
Apache Delaware LLC                                                    Delaware
Apache Finance Louisiana Corporation                                   Delaware
Apache Foundation                                                      Minnesota
Apache Gathering Company                                               Delaware
Apache Holdings, Inc.                                                  Delaware
Apache International, Inc.                                             Delaware
     Apache North America, Inc.                                        Delaware
         Apache Finance Pty Limited                                    Australian Capital Territory
              Apache Australia Management Pty Limited                  Victoria, Australia
                  Apache Australia Holdings Pty Limited                Western Australia
     Apache Qarun Corporation LDC                                      Cayman Islands
Apache Louisiana Holdings, LLC                                         Delaware
Apache Louisiana Minerals, Inc.                                        Delaware
Apache Overseas, Inc.                                                  Delaware
     Apache Abu Gharadig Corporation LDC                               Cayman Islands
     Apache Argentina Corporation LDC                                  Cayman Islands
         RME Argentina S.A.                                            Argentina
     Apache Asyout Corporation LDC                                     Cayman Islands
     Apache Bohai Corporation LDC                                      Cayman Islands
     Apache China Corporation LDC                                      Cayman Islands
     Apache Darag Corporation LDC                                      Cayman Islands
     Apache East Bahariya Corporation LDC                              Cayman Islands
     Apache Enterprises LDC                                            Cayman Islands
     Apache Faiyum Corporation LDC                                     Cayman Islands
     Apache FC Argentina Company LDC                                   Cayman Islands
     Apache Matruh Corporation LDC                                     Cayman Islands
     Apache Mediterranean Corporation LDC                              Cayman Islands
     Apache North Sea Limited                                          United Kingdom
     Apache Poland Holding Company                                     Delaware
         Apache Eastern Europe B.V.                                    Netherlands
              Apache Poland Sp. z o.o.                                 Poland
     Apache South Umbarka Corporation LDC                              Cayman Islands
     Apache Umbarka Corporation LDC                                    Cayman Islands
Apache Oil Corporation                                                 Texas
Apache Topwater, LLC                                                   Delaware
     Apache Clearwater, Inc.                                           Delaware
         Clearwater Interests, LLC                                     Delaware
Apache Topwater Operations, LLC                                        Delaware
     Apache Clearwater Operations, Inc.                                Delaware
Burns Manufacturing Company                                            Minnesota

                  APACHE CORPORATION - LISTING OF SUBSIDIARIES
                             AS OF FEBRUARY 28, 2003


EXACT NAME OF SUBSIDIARY AND NAME                                      JURISDICTION OF
UNDER WHICH SUBSIDIARY DOES BUSINESS                                   INCORPORATION OR ORGANIZATION
------------------------------------                                   ------------------------------
Apache Energy Limited                                                  Western Australia
     Apache Northwest Pty Ltd.                                         Western Australia
     Apache Carnarvon Pty Ltd.                                         Western Australia
     Apache Dampier Pty Ltd.                                           Western Australia
     Apache East Spar Pty Limited                                      Western Australia
     Apache Harriet Pty Limited                                        Victoria, Australia
     Apache Kersail Pty Ltd                                            Victoria, Australia
     Apache Miladin Pty Ltd                                            Victoria, Australia
     Apache Nasmah Pty Ltd                                             Victoria, Australia
     Apache Oil Australia Pty Limited                                  New South Wales, Australia
         Apache Airlie Pty Limited                                     New South Wales, Australia
     Apache Varanus Pty Limited                                        Queensland, Australia
     Apache Pipeline Pty Ltd                                           Western Australia
Apache West Australia Holdings Limited                                 Island of Guernsey
     Apache UK Limited                                                 England and Wales
         Apache Lowendal Pty Limited                                   Victoria, Australia
Apache Transfer Company                                                Delaware
DEK Energy Company                                                     Delaware
     DEK Energy Texas, Inc.                                            Delaware
     DEK Exploration Inc.                                              Delaware
         Apache Finance Canada Corporation                             Nova Scotia, Canada
              Apache Canada Management Ltd                             Alberta, Canada
                  Apache Canada Holdings Ltd                           Alberta, Canada
              Apache Canada Management II Ltd                          Alberta, Canada
     DEK Petroleum Corporation                                         Illinois
         Apache Canada Ltd.                                            Alberta, Canada
              Apache Canada Properties Ltd.                            Alberta, Canada
              Apache FC Capital Canada Inc.                            Alberta, Canada
              Apache FC Canada Enterprises Inc.                        Alberta, Canada
     DEPCO, Inc.                                                       Texas
     Heinold Holdings, Inc.                                            Delaware
GOM Shelf, LLC                                                         Delaware
Phoenix Exploration Resources, Ltd.                                    Delaware
     TEI Arctic Petroleum (1984) Ltd.                                  Alberta, Canada
     Texas International Company                                       Delaware
Apache Khalda Corporation LDC                                          Cayman Islands
Apache Qarun Exploration Company LDC                                   Cayman Islands
Nagasco, Inc.                                                          Delaware
     Apache Marketing, Inc.                                            Delaware
     Apache Transmission Corporation - Texas                           Texas
     Apache Crude Oil Marketing, Inc.                                  Delaware
     Nagasco Marketing, Inc.                                           Delaware